                                 EXHIBIT 23.1
             OPINION AND CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement of our report dated, January 13, 1999, included in Stamps.com Inc.'s Form S-1 for the period from January 9, 1998 (date of inception) to December 31, 1998 and to all references to our Firm included in this registration statement.

                                   /s/ ARTHUR ANDERSEN LLP

                                   ARTHUR ANDERSEN LLP



Los Angeles, California
June 24, 1999